UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 23, 2004

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA 19406-1409

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 9. Regulation FD Disclosure.

InterDigital Communications Corporation today announced that its wholly owned subsidiary, InterDigital Technology Corporation (ITC), has amended its patent license agreement with Sharp Corporation (Sharp) covering sales of GSM, narrowband CDMA and 3G products.

Under the amendment which affects certain payment terms and other obligations of the parties, Sharp is obligated to make an upfront payment totaling approximately $17.8 million in second quarter 2004 as an advance against future royalty obligations. This $17.8 million payment is in addition to a prepayment of $11.1 million made by Sharp upon signing the patent license agreement in 2001. Once the advance royalty payment is exhausted, Sharp will be obligated to make additional royalty payments to ITC on sales of covered products sold. The advance royalty will be recognized as revenue and reduce the prepayment balance as Sharp reports sales of covered products.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ R. J. Fagan
Richard J. Fagan
Chief Financial Officer

Dated: March 9, 2004